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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                               MEADE MERGER CORP.


                                    ARTICLE I
                                      NAME

                The name of the Corporation is Meade Merger Corp.

                                   ARTICLE II
                           REGISTERED AGENT AND OFFICE

                       The name and address of the registered agent of the Corporation in the State of Delaware is:

                       The Corporation Trust Company
                       1209 Orange Street
                       Wilmington, New Castle County, Delaware 19801

                                   ARTICLE III
                                     PURPOSE

                       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

                       The Corporation is authorized to issue two classes of capital stock, designated respectively "Common Stock" and "Preferred Stock". The total number of shares of stock which the Corporation shall have authority to issue is Twenty-One Million (21,000,000) shares, $.01 par value per share, consisting of Twenty Million (20,000,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock, $.01 par value per share. The Common Stock shall be divided into two series. The first series shall be designated "Series A Common Stock" and shall consist of Fifteen Million (15,000,000) shares. The second series shall be designated "Series B Common Stock" and shall consist of Five Million (5,000,000) shares. Upon the occurrence of a Conversion Event (as defined below), all shares of Series A Common Stock shall thereafter be denominated as Common Stock.

                     Section 4.1: Common Stock. The rights,
preferences, privileges and restrictions of each share of Series A Common Stock and each share of Series B Common Stock shall be equal and identical in all respects except as follows:



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                       (a)      Dividends.

                                (i) The annual rate of dividends payable on each
               share of Series B Common Stock shall be $0.5133 per share. All dividends will be paid in cash, when and as declared by the Board of Directors in any fiscal year of the Corporation, out of any assets legally available therefor, prior to any payment of dividends to the Series A Common Stock. The right to such dividends on Series B Common Stock shall be cumulative, and shall accrue to the holder of such shares by reason of the failure of the Board of Directors to pay such dividends thereon for such fiscal year.

                                (ii) After all cumulative dividends on the
               Series B Common Stock provided for in Section 4.1(a)(i) have been paid, the Board of Directors may, but is not required to, elect to declare in any fiscal year of the Corporation additional dividends on each share of Series B Common Stock of up to $0.15 per share, out of any assets legally available therefor prior to any payments of dividends on the Series A Common Stock. The dividends authorized in this Section 4.1(a)(ii) shall not be cumulative and no rights shall accrue to the holders of the Series B Common Stock by reason of the fact that such dividends have not been paid or declared and set apart for payment in any prior year or years.

                                (iii) After all dividends on the Series B Common
               Stock provided in Section 4.1(a)(i) have been paid, and all additional dividends, if any, declared on the Series B Common Stock under Section 4.1(a)(ii) have been paid, if the Board of Directors shall elect to make further distributions of dividends, such dividends shall be distributed in equal amounts per share to the holders of all Series A Common Stock and Series B Common Stock. The dividends authorized in this Paragraph (iii) shall not be cumulative and no rights shall accrue to the holders of either Series A Common Stock or Series B Common Stock by reason of the fact that such dividends have not been paid or declared and set apart for payment in any prior year or years.

                       (b) Liquidation Preference. Subject to the liquidation
               preference of any outstanding shares of any class of Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the assets and funds of the Corporation available for distribution to the outstanding shareholders of the Corporation shall be distributed as follows:



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                                (i) The holders of Series B Common Stock shall
               be entitled to receive, prior and in preference to any distribution of any assets or funds of the Corporation to the holders of Series A Common Stock, an amount equal to $7.3333 for each share of Series B Common Stock then outstanding less the amount, per share of Series B Common Stock then outstanding, equal to (A) all principal payments made by the Corporation's Employee Stock Ownership Plan to the Corporation after the date of the filing of these Amended and Restated Articles of Incorporation divided by (B) the number of shares of Series B Common Stock then outstanding. If the assets and funds of the Corporation available for distribution to the holders of Series B Common Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 4.1(b)(i), then all of the assets and funds of the Corporation available for distribution shall be distributed to the holders of Series B Common Stock pro rata on the basis of the respective amounts which would be payable in respect of the shares of Series B Common Stock held by them upon such distribution if all amounts payable on or with respect to said shares by reason of this
               Section 4.1(b)(i) were paid in full.

                                (ii) After distribution of the amounts set forth
               in Section 4.1(b)(i) to the holders of the Series B Common Stock, the holders of the Series A Common Stock shall be entitled to receive, prior and in preference to any distribution of any assets or funds of the Corporation to the holders of the Series B Common Stock as provided in Section 4.1(b)(iii) below, an amount per share equal to the preference per share of Series B Common Stock paid under Section 4.1(b)(i). If the assets and funds of the Corporation available for distribution to the holders of the Series A Common Stock shall be insufficient to permit the full payment of the preferential amount set forth in this Section 4.1(b)(ii), all of the assets and funds available for distribution to the holders of Series A Common Stock, after payment to the holders of Series B Common Stock of the preferential payments set forth in Section 4.1(b)(i), shall be distributed to the holders of Series A Common Stock pro rata based on their respective share holdings.

                                (iii) After distribution of the amounts set
               forth in Sections 4.1(b)(i) and (ii), the remaining assets and funds of the Corporation available for distribution, if any, to the shareholders of the Corporation shall be distributed to the holders of shares



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               of Series A Common Stock and Series B Common Stock pro rata on the basis of their respective share holdings.

                       (c) Conversion Events. Upon the occurrence of a
               Conversion Event (as defined below), each share of Series B Common Stock then outstanding shall, without any further action on the part of the holder thereof or the Corporation, automatically be converted into one share of Series A Common Stock. For purposes of this Article IV a "Conversion Event" shall mean either of the following: (i) the repayment to the Corporation of all principal and interest owed to the Corporation by the Corporation's Employee Stock Ownership Plan and Trust; or
               (ii) the closing of an underwritten public offering of the Corporation's Series A Common Stock pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Series A Common Stock for an aggregate consideration of at least Ten Million Dollars ($10,000,000). The Corporation shall promptly give written notice of the Conversion Event to all holders of Series B Common Stock following the occurrence of a Conversion Event. Upon the conversion of each share of Series B Common Stock into one share of Series A Common Stock, all shares of Series A Common Stock shall thereafter, without any further action on the part of the holder thereof or the Corporation, be denominated as Common Stock of the Corporation.

                       Section 4.2:  Preferred Stock.  Shares of Preferred
Stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions of all shares of such series. Without limiting the generality of the foregoing, as to each such series of Preferred Stock, the Board of Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting such series, or any or all of them, all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock. The Board of Directors may increase or decrease the number of shares in any such series after the issue of shares of that series, but not below the number of shares of such series then outstanding. Should the number of shares of any series be



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so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                    ARTICLE V
                               NUMBER OF DIRECTORS

                       The number of directors constituting the Board of Directors shall be fixed, initially, by the Bylaws of the Corporation; thereafter the number of directors shall be fixed or altered exclusively by resolutions adopted by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.


                                   ARTICLE VI
                              ELECTION OF DIRECTORS

                       Section 6.1:  Classified Board.  The directors who
shall first take office after the filing of the Certificate of Incorporation of this Corporation (the "Incorporation Date") shall serve until the first annual meeting of stockholders at which directors are elected following the Incorporation Date (the "First Annual Meeting"). Effective at the First Annual Meeting, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, except that directors initially designated as Class I directors shall serve for a term ending on the date of the 1998 annual meeting; directors initially designated as Class II directors shall serve for a term ending on the date of the 1999 annual meeting; and directors initially designated as Class III directors shall serve for a term ending on the date of the 2000 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so


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elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected.

                       Section 6.2: No Cumulative Voting. There shall be no cumulative voting in the election of directors.

                       Section 6.3:  Removal of Directors.  No director may
be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                       Section 6.4: Directors Elected by Preferred Stock. Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this Article VI unless otherwise provided for in the certificate of designation for such classes or series.


                                   ARTICLE VII
                         MANAGEMENT OF BUSINESS AFFAIRS

                       The following provisions set forth certain requirements relating to the management of the business and the conduct of the affairs of the Corporation and further define the powers of the Corporation and its directors and stockholders:

                       Section 7.1: Amendment of Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                       Section 7.2: Written Ballot. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                       Section 7.3: Stockholder Meeting Requirement. Whenever, and so long as, the Corporation is subject to the reporting requirements of
Section 12 or 15(d) of the Securities Exchange Act of 1934 (or successor law), any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at


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an annual or special meeting duly noticed and called in accordance with the
Delaware General Corporation Law, and may not be taken by written consent of stockholders without a meeting.

                       Section 7.4:  Call of Special Meetings.  Special
meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders for the purpose of electing such directors pursuant to the certificate of designation for such classes or series.

                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

                       To the fullest extent permitted by the Delaware
General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment, modification or repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the Delaware General Corporation Law, any amendment, modification, or repeal of law shall eliminate or reduce the effect of this Article VIII or adversely affect any right or protection then existing hereunder in respect of any acts or omissions occurring prior to such amendment, modification, repeal or adoption.


                                   ARTICLE IX
                          INDEMNIFICATION AND INSURANCE

                       Section 9.1:  Indemnification.

                       (a)      Indemnification of Officers and Directors.
Each person (and the estate, heirs, executors or administrators of such person) who was or is a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against


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expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The right to indemnification conferred in this
Article IX shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the Delaware General Corporation Law. The right to indemnification conferred in this Article IX shall be deemed a contract right.

                       (b) Indemnification of Other Agents. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation and such other persons serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as is permitted by the Delaware General Corporation Law and the Board of Directors shall determine to be appropriate.

                       Section 9.2: Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law.

                       Section 9.3:  Non-Exclusivity.  The rights and
authority conferred in this Article IX shall not be exclusive of any other right which any person may otherwise have or hereafter acquire. Any agreement for indemnification of or advancement of expenses to any person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from these.

                       Section 9.4: No Amendment. No amendment, modification or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the Delaware General Corporation Law, any amendment, modification, or repeal of law shall eliminate or reduce the effect of this
Article IX or adversely affect any right or protection then existing hereunder in respect of any acts or omissions occurring prior to such amendment, modification, repeal or adoption.




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                                    ARTICLE X
                                  INCORPORATOR

                       The name and mailing address of the incorporator of the Corporation are as follows:

                                  Susan Nelson
                      610 Newport Center Drive, Suite 1700
                         Newport Beach, California 92660

                       I, the undersigned, being the incorporator herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware and the acts amendatory thereof and supplemental thereto, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true this 4th day of February, 1997.



                                             /s/ SUSAN NELSON
                                        ---------------------------------
                                             Susan Nelson




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                           CERTIFICATE OF DESIGNATION
               OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                           OF SERIES A PREFERRED STOCK
                                       OF
                               MEADE MERGER CORP.,
                             A DELAWARE CORPORATION


                  John C. Diebel and Steven G. Murdock hereby certify that:

                  1. They are the duly elected and acting Chairman and Secretary, respectively, of Meade Merger Corp., a Delaware corporation (the "Corporation").

                  2. Pursuant to authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

                  WHEREAS, the Board of Directors of the Corporation is authorized to fix and determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series and to determine the designation thereof, or any of them; and

                  WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to the initial series of said Preferred Stock and the number of shares constituting and the designation of said series;

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting and the rights, preferences, privileges and restrictions relating to, said initial series of Preferred Stock as follows:

                  1.1 Designations. The initial series of Preferred Stock shall be designated "Series A Preferred Stock".

                  2.1 Number of Shares. The number of shares constituting the Series A Preferred Stock shall be 1,000.

                  3.1 Dividends.

                           (a) The annual rate of dividends payable on each
share of Series A Preferred Stock shall be fourteen percent (14%) per annum of the Liquidation Value (as defined below) thereof and


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dividends on Series A Preferred Stock shall begin to accrue and be cumulative from April 23, 1996. All dividends on Series A Preferred Stock shall be paid in cash out of funds legally available therefor when, as and if, declared at the sole discretion of the Corporation's Board of Directors. Dividends on all shares of Series A Preferred Stock shall accrue on a daily basis whether or not there shall be funds legally available therefor and whether or not dividends are declared and paid on the Series A Preferred Stock. As permitted, if the Board of Directors elects not to pay dividends on the Series A Preferred Stock, then dividends shall cumulate on the Series A Preferred Stock as provided in Section 3.1(b).

                 (b) In the event that (A) on the last business day of any February, May, August or November after April 23, 1996 the Corporation does not, as is permitted under Section 3.1(a), declare and pay the dividends in cash which have cumulated to that date, or (B) the redemption payment obligation provided in Section 3.4 hereof is not paid when due, then thereafter additional dividends shall accrue on the Series A Preferred Stock in respect of all such dividend payments or redemption payment obligations at the rate of fourteen percent (14%) per annum, compounded quarterly, with the amount of such additional dividends added to accrued dividend payments or redemption payment obligations until all such dividend payments or redemption payment obligations shall have been paid in full.

                  3.2 Preference on Liquidation.

                 (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereafter referred to as a "Liquidation"), the holders of Series A Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock (as defined below), an amount in cash equal to six thousand dollars ($6,000) for each share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Series A Preferred Stock (as so adjusted, the "Liquidation Value"), plus all then accrued and unpaid dividends to the date of payment, and the holders of Series A Preferred Stock will not be entitled to any further payment in such circumstance. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Liquidation Value (plus all then accrued but unpaid dividends) of the shares of Series A Preferred Stock held by each such holder.

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                  (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on Liquidation on a parity with the Series A Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

                  (c) As used in this Section 3.2, the term "Junior Stock" shall mean and include Series B Common Stock, Series A Common Stock and any other capital stock of the Corporation of any class or of any series of any class which is junior to Series A Preferred Stock as to distributions upon dissolution, liquidation, winding up or redemption.

                  3.3 Approval Rights. This Corporation shall not, without the affirmative vote of the holders (acting as a class) of at least a majority of the Series A Preferred Stock at the time outstanding given in person or by proxy at any annual meeting, or at such special meeting called for that purpose, or, if permitted by law, in writing without a meeting:

                           (a) authorize or issue any shares of capital stock having priority over the Series A Preferred Stock or ranking on a parity therewith as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of this Corporation;

                           (b) increase the authorized number of shares of the Series A Preferred Stock; and

                           (c) add any provision to the Corporation's
         Certificate of Incorporation, or adopt any resolution, that would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

                  3.4 Redemption. Subject to the terms of that certain Securities Purchase Agreement (the "Purchase Agreement") between the Corporation (the assignee of the rights and obligations thereunder of Meade Instruments Corp., a California corporation) and Churchill ESOP Capital Partners, A Minnesota Limited Partnership (a copy of which is on file with the Corporation's Secretary and is available on request), the Corporation shall redeem all outstanding shares of Series A Preferred Stock on April 23, 2001 for a redemption price per share equal to its Liquidation Value per share (plus all accrued but unpaid dividends). The redemption price shall be paid by the Corporation in cash on April 23, 2001 to the holders of Series A Preferred Stock. Dividends on Series A Preferred Stock shall cease to accrue on the date such payment is made. All shares of Series A Preferred Stock which have


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been redeemed or reacquired by the Corporation at any time after the original issuance thereof shall, upon such redemption or reacquisition, be retired and restored to the status of authorized and unissued shares of Preferred Stock and shall be available for reissuance by the Corporation.

                  3.5 Protective Provisions. Except as otherwise required by law, the holders of the Series A Preferred Stock shall have one vote per share for each share of Series A Preferred Stock and shall vote only on the following matters:

                  (a) the holders of the Series A Preferred Stock shall have the right to vote together as a class on each of matters set forth in Section 3.3 hereof;

                  (b) the holders of the Series A Preferred Stock shall have the right to vote together as a class on each of the matters on which a vote of such class is required by the Delaware General Corporation Law;

                  (c) upon the occurrence and during the continuance of any Specified Event of Non-Compliance (as defined in the Purchase Agreement), the holders of the Series A Preferred Stock shall be entitled to elect the majority of the directors of the Corporation, and the holders of the Common Stock shall be entitled to elect the remaining directors of the Corporation;

                  (d) Whenever under Paragraph (c) of this Section 3.5, the holders of Series A Preferred Stock shall have the continuing right to elect a majority of the Corporation's Board of Directors, the Board of Directors, within two days after delivery to the Corporation at its principal office of a request to such effect by the holders of the shares of the Series A Preferred Stock representing at least 10% of the votes entitled to be cast by the holders of the Series A Preferred Stock, shall call a special meeting of shareholders for the election of directors, to be held upon ten days notice (or such shorter period as is permitted by applicable law) to such holders. If any notice of meeting is not given within the two days required above, the holders of the Series A Preferred Stock requesting the calling of such meeting may also call such meeting and shall have access to the stock books and records of the Corporation. The terms of office of all persons who are then directors shall terminate at such meeting upon the election of their successors; and

                  (e) The Board of Directors elected pursuant to Paragraph (d) of this Section 3.5 shall use their best efforts to cause the Corporation to cure or remedy the Specified Event of Non-Compliance giving rise to the voting rights provided in subsection (c) of this Section 3.5.

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                  RESOLVED FURTHER, that the Chairman of the Board, the
President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to execute, verify and file a certificate of designation of rights, preferences, privileges and restrictions of preferred stock in accordance with the corporate laws of the State of Delaware.

                  3. The number of shares of Series A Preferred Stock of the Corporation is one thousand (1,000) shares, none of which has been issued.

                  We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.



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                  IN WITNESS WHEREOF, the undersigned have executed this
Certificate on February 26, 1997.



                                    /s/ John C. Diebel
                                    ------------------------------
                                    John C. Diebel, Chairman


                                    /s/ Steven G. Murdock
                                    ------------------------------
                                    Steven G. Murdock, Secretary

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